                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT / /
FILED BY A PARTY OTHER THAN THE REGISTRANT / /
- --------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             Alpha Industries, Inc.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1), 14a-6(i)(1), or 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

- --------------------------------------------------------------------------------

                                     [LOGO]

                             ALPHA INDUSTRIES, INC.

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF
            ALPHA INDUSTRIES, INC. TO BE HELD ON SEPTEMBER 11, 1995

     The Annual Meeting of Stockholders of ALPHA INDUSTRIES, INC. (the "Company") will be held on Monday, September 11, 1995, at 2:00 p.m. at the Swissotel Boston, One Avenue de Lafayette, Boston, Massachusetts for the following purposes:

        1. To elect one Class 3 director to hold office until the 1998 Annual Meeting of Stockholders and until his successor is elected and qualified; and

        2. To consider and act upon any other matters which may properly come before the Meeting or any adjourned session thereof.

     The Board of Directors has fixed July 20, 1995, as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting.

     You are cordially invited to attend the Meeting.

                                            By Order of the Board of Directors

                                            DONALD E. PAULSON, Secretary

Boston, Massachusetts
August 2, 1995

                             YOUR VOTE IS IMPORTANT

     YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING FORM OF PROXY, SO THAT IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING YOUR SHARES MAY NEVERTHELESS BE VOTED.

                             ALPHA INDUSTRIES, INC.
                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 11, 1995

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Alpha Industries, Inc., a Delaware corporation with its executive offices at 20 Sylvan Road, Woburn, Massachusetts 01801 (the "Company"), for use at the Annual Meeting of Stockholders to be held on Monday, September 11, 1995, and at any adjournment or adjournments thereof (the "Meeting"). The enclosed proxy relating to the Meeting is solicited on behalf of the Board of Directors of the Company and the cost of such solicitation will be borne by the Company. It is expected that this proxy statement and the accompanying proxy will be mailed to stockholders on or about August 2, 1995. Certain of the officers and regular employees of the Company may solicit proxies by correspondence, telephone or in person, without extra compensation. The Company may also pay to banks, brokers, nominees and certain other fiduciaries their reasonable expenses incurred in forwarding proxy material to the beneficial owners of securities held by them.

     Only holders of Common Stock of the Company of record on its books at the close of business on July 20, 1995 will be entitled to receive notice of, and to vote at, the Meeting. As of such date, there were issued and outstanding 7,786,894 shares of Common Stock. Each stockholder is entitled to one vote for each share of Common Stock and may vote such shares either in person or by proxy.

     The enclosed proxy, if executed and returned, will be voted as directed on the proxy or, in the absence of such direction, for the election of the nominee as a director. If any other matters shall properly come before the Meeting, the enclosed proxy will be voted by the proxies in accordance with their best judgment. The proxy may be revoked at any time prior to exercise by filing with the Secretary of the Company a written revocation, by executing a proxy with a later date, or by attending in person and voting at the Meeting.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation, as amended, and By-Laws, as amended, provide for the division of the Board of Directors into three classes, each having a three-year term of office. The term of one class expires each year. One director, Gerald T. Cameron, Sr., resigned his directorship as of January 4, 1995. The term of one director, George S. Kariotis, expires at the Meeting. Mr. Kariotis has been renominated as a Class 3 director to hold office until the 1998 Annual Meeting of Stockholders and until his successor has been duly elected and qualified.

     It is the intention of the persons named as proxies to vote for the election of the one nominee as a Class 3 director. In the unanticipated event that the nominee should be unable to serve, the persons named as proxies will vote the proxy for such substitute, if any, as the present Board of Directors may designate or to reduce the number of directors. The nominee has not been nominated pursuant to any arrangement or understanding with any person.


     The following table sets forth certain information with respect to the nominee, including the year in which the nominee's term would expire, if elected, and with respect to each of the Class 1 and Class 2 directors whose terms will continue after the Meeting.

     The nominee for Class 3 director is indicated by an asterisk.


                                                                                      YEAR TERM
                                         PRINCIPAL OCCUPATION,                        EXPIRES,
                                          BUSINESS EXPERIENCE            DIRECTOR    IF ELECTED,
          NAME            AGE           AND OTHER DIRECTORSHIPS            SINCE      AND CLASS
          ----            ---           -----------------------          --------    -----------
*George S. Kariotis(1)..  72    Chairman of the Board and Director of      1962         1998
                                the Company.                                           Class 3

Arthur Pappas...........  59    Founder of Datel Systems, Inc., a          1988         1997
                                manufacturer of data conversion                        Class 2
                                products, Power General Corporation, a
                                manufacturer of switching power
                                supplies, and Metra-Byte Corporation, a
                                manufacturer of measurement and
                                control products for personal
                                computers.

Martin J. Reid(2).......  53    President and Chief Executive Officer      1985         1996
                                of the Company.                                        Class 1

Raymond Shamie(3).......  74    Former President, Shamie Management        1985         1997
                                Corporation, an investment management                  Class 2
                                and consulting company.

Sidney Topol(4).........  70    Director of Scientific-Atlanta, Inc., a    1992         1996
                                manufacturer of satellite                              Class 1
                                communications and cable television
                                equipment, Director of Wandel and
                                Golterman Technologies, Inc., a
                                manufacturer of test instruments,
                                President of The Topol Group, Inc., a
                                consulting company, and Chairman,
                                Massachusetts Telecommunications
                                Council.

- ---------------

(1) Mr. Kariotis was Chairman of the Board and Chief Executive Officer from 1962 when the Company was founded until 1978, and from 1974 to 1978, he was also Treasurer of the Company. From 1979 to 1983, Mr. Kariotis was the Secretary of Manpower Development and Economic Affairs for the Commonwealth of Massachusetts. He was re-elected Chairman of the Board in 1983 and Chief Executive Officer in 1985. Mr. Kariotis resigned as Chief Executive Officer in July 1986 while he campaigned for public office. He was re-elected Chief Executive Officer in November 1986 and served in that capacity until May 1991.

(2) From 1975 to 1981, Mr. Reid was a Vice President of the Company, and from 1981 to 1985 he was a Senior Vice President of the Company. Mr. Reid was elected President and Chief Operating Officer in 1985 and was elected acting Chief Executive Officer in July 1986. He relinquished that position and resumed his position as Chief Operating Officer in November 1986. Mr. Reid was promoted to the position of Chief Executive Officer in May 1991.


(3) Mr. Shamie was President of Shamie Management Corporation from 1986 to 1995. Prior to 1986, Mr. Shamie was Chairman of the Board and Chief Executive Officer of Metal Bellows Corporation.

(4) Mr. Topol was President of Scientific-Atlanta, Inc. from 1971 to 1983, Chief Executive Officer from 1975 to 1987 and Chairman of the Board from 1978 to 1990. Prior to 1971, Mr. Topol held various executive positions with Raytheon Company for 22 years.

MEETINGS OF THE BOARD OF DIRECTORS

     During the fiscal year ended April 2, 1995 the Board of Directors held six meetings. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and of committees of which they were members.

     During the fiscal year ended April 2, 1995, the Audit Committee of the Board of Directors, currently composed of Mr. Pappas and Mr. Topol (who replaced Mr. Cameron on the Audit Committee following his resignation), held one meeting. The functions performed by the Audit Committee included recommending to the Board of Directors the engagement of the independent auditors, reviewing the scope of the proposed audit, reviewing the scope of internal controls and reviewing the implementation by management of recommendations made by the independent auditors.

     The Board of Directors also has a Compensation Committee, currently composed of Mr. Pappas and Mr. Topol. Mr. Shamie resigned from the Compensation Committee on March 31, 1995. The Compensation Committee held one meeting during the fiscal year ended April 2, 1995. The functions of the Compensation Committee included making recommendations to the Board of Directors concerning executive compensation, incentive compensation and incentive plans for key employees.

     The Board of Directors does not have a nominating committee. Changes in directors are considered by the Board of Directors as a whole.

SECURITIES BENEFICIALLY OWNED BY CERTAIN PERSONS

     On July 20, 1995 there were 7,786,894 issued and outstanding shares of Common Stock of the Company.

     The following table sets forth the beneficial holdings of the Company's Common Stock as of July 20, 1995 of each of the directors of the Company, each of the executive officers named under the heading "Executive Compensation," below, all directors and executive officers as a group and each person known by the Company to be the beneficial owner of 5% or more of the Company's Common Stock, based on information received from or on behalf of the persons named. Unless noted otherwise, the beneficial owners have sole voting and investment power with respect to the shares listed.

                                                           AMOUNT AND NATURE OF     PERCENT
                NAME OF BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP    OF CLASS
                ------------------------                   --------------------    --------
George S. Kariotis(2)....................................            4,710             (1)
Arthur Pappas(3).........................................            1,000             (1)
Martin J. Reid(4)........................................          210,391             2.7%
Raymond Shamie(3)........................................            1,000             (1)
Sidney Topol(3)..........................................            7,000             (1)
David J. Aldrich.........................................               --              --
Robert E. Goldwasser(5)..................................            2,901             (1)
P. Daniel Gallagher(6)...................................           79,249             1.0%
Joseph J. Alberici(7)....................................           56,036             (1)
Thomas C. Leonard(8).....................................           64,734             (1)
Executive Officers and Directors as a group (12
  persons)(9)............................................          442,597             5.7%

Harvey Kaylie and Gloria W. Kaylie(10)...................        1,541,200            19.8%
  13 Neptune Avenue
  Brooklyn, NY 11235

Dimensional Fund Advisors Inc.(11).......................          407,283             5.2%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401

The TCW Group, Inc.(12)..................................          534,700             6.9%
  865 South Figueroa Street
  Los Angeles, CA 90017

- ---------------
 (1) Less than one percent.

 (2) Includes 3,745 shares allocated to his account under the Company's 401(k)/ESOP as to which he has voting power.

 (3) Includes 1,000 shares subject to currently exercisable stock options issued under the 1994 Non-Qualified Stock Option Plan for Non-Employee Directors.

 (4) Includes 9,037 shares held by his wife, 26,142 shares held jointly with his wife, 5,755 shares allocated to his account under the Company's 401(k)/ESOP as to which he has voting power and 164,000 shares subject to currently exercisable stock options.

 (5) Includes 1,301 shares allocated to his account under the Company's 401(k)/ESOP as to which he has voting power and 1,000 shares subject to currently exercisable stock options.

 (6) Includes 272 shares allocated to his account under the Company's 401(k)/ESOP as to which he has voting power and 78,400 shares subject to currently exercisable stock options.

 (7) Includes 4,045 shares held jointly with his wife, 215 shares allocated to his account under the Company's 401(k)/ESOP as to which he has voting power and 43,600 shares subject to currently exercisable stock options.

 (8) Includes 6,557 shares held jointly with his wife, 3 shares allocated to his account under the Company's 401(k)/ESOP as to which he has voting power and 45,000 shares subject to currently exercisable stock options.


 (9) Includes 12,456 shares allocated to certain officers under the Company's 401(k)/ESOP as to which such officers have voting power and 339,667 shares subject to currently exercisable stock options.

(10) As reported in a Schedule 13D, as amended, dated September 19, 1990, Scientific Components Corporation ("Scientific"), as of September 19, 1990, was the record and beneficial owner of 1,508,300 shares of the Company's Common Stock (representing 19.4% of the shares outstanding), and the pension and profit sharing plans of Scientific were the record and beneficial owners of 32,900 shares (representing .4% of the shares outstanding). Harvey Kaylie and his wife, Gloria W. Kaylie, are each directors, officers and principal stockholders of Scientific and trustees of the pension and profit sharing plans, and may be deemed to be the beneficial owners of the shares held of record by Scientific and its pension and profit sharing plans. Mr. and Mrs. Kaylie have shared power to vote and dispose of all of the aforementioned shares. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

(11) As reported in a Schedule 13G, dated January 30, 1995, Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, as of December 31, 1994, had sole dispositive power over 407,283 shares of the Company's Common Stock, all of which are held in portfolios of DFA Investment Dimensions Group, Inc. (the "Fund"), a registered open-end investment company, or in series of the DFA Investment Trust Company (the "Trust"), a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, as to all of which Dimensional serves as investment manager. Of that amount, Dimensional had sole voting power with respect to 286,383 shares (representing 3.7% of the shares outstanding). Certain officers of Dimensional also serve as officers of the Fund and the Trust, and in such capacity have the power to vote the remaining 86,700 and 34,200 shares (representing 1.1% and .4% of the shares outstanding) which are owned by the Fund and the Trust, respectively. Dimensional disclaims beneficial ownership of all 407,283 shares.

(12) As reported in a Schedule 13G dated January 21, 1995, the TCW Group, Inc. disclaims beneficial ownership of all 534,700 shares.

EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth the compensation of the Chief Executive Officer and each of the six most highly compensated executive officers of the Company for each of the Company's last three fiscal years.
Information with respect to certain of the executive officers does not appear for all three fiscal years because such officers were not executive officers during all such fiscal years. All of the executive officers listed in the Table are collectively referred to as the "Named Executive Officers".

                           SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM
                                                              COMPENSATION AWARDS
                                    ANNUAL COMPENSATION    -------------------------
                                 ------------------------- SECURITIES    LONG-TERM
       NAME AND          FISCAL                INCENTIVE   UNDERLYING    INCENTIVE      ALL OTHER
       PRINCIPAL          YEAR     SALARY    COMPENSATION    OPTIONS   PLAN PAYOUTS   COMPENSATION
       POSITION          ENDED       ($)        ($)(1)       (#)(2)         ($)          ($)(3)
       --------          -----     ------    ------------  ----------  ------------   ------------
George S. Kariotis        4/2/95  $ 51,923     $ --           --          $1,472(4)      $  637
  Chairman of the Board   4/3/94   100,000       --           --             641(4)         764
  and Director           3/28/93    97,308       --           --            --              756

Martin J. Reid            4/2/95  $212,938     $50,000(5)    20,000(6)    $ --           $2,508
  President, Chief        4/3/94   204,308       --           --            --            2,280
  Executive Officer      3/28/93   193,269       --          50,000         --            2,219
  and Director

David J. Aldrich(7)       4/2/95  $ 10,000     $ --          30,000(8)    $ --           $   29
  Vice President,          --        --          --           --            --              --
  Chief Financial          --        --          --           --            --              --
  Officer and Treasurer

Robert E. Goldwasser      4/2/95  $ 81,510(9)  $ --           --          $ --           $1,340
  Senior Vice President   4/3/94   106,312(9)    --           --            --            1,276
                         3/28/93   131,625       --           5,000         --            1,261

P. Daniel Gallagher       4/2/95  $162,672     $15,000(5)     --          $ --           $1,536
  Vice President          4/3/94   156,295       --           --            --            1,731
                         3/28/93   148,881       --          40,000         --            1,732

Joseph J. Alberici(10)    4/2/95  $147,308     $ --           --          $ --           $  899
  Vice President and      4/3/94   138,462      27,000(11)    --            --              867
  President of             --        --          --           --            --              --
  Trans-Tech, Inc.

Thomas C. Leonard(12)     4/2/95  $146,577     $15,000(5)     --          $ --           $  888
  Vice President          4/3/94   140,608       --           --            --              872
                           --        --          --           --            --              --

- ---------------
 (1) Payments to the Named Executive Officers under the Alpha Incentive Compensation Program is based on a system of incentive compensation for superior performance as determined by the Compensation Committee.

 (2) Options granted under the 1986 Long-Term Incentive Plan (the "1986 Plan").

 (3) Represents premiums paid by the Company for various term life and whole life insurance policies for the Named Executive Officers, except for $500 in each year ($441 with respect to Mr. Gallagher in fiscal 1993) which amounts represent Company contributions to the employee's account under the Company's 401(k) plan (for all such officers other than Mr. Aldrich), which plan merged with the Company's ESOP on March 31, 1995 (hereafter referred to as the "401(k)/ESOP").


 (4) Mr. Kariotis received a distribution from the Company's 401(k)/ESOP plan of 203 and 205 shares of Common Stock during fiscal 1995 and fiscal 1994, respectively.

 (5) Incentive compensation for fiscal 1995 which will be paid to the respective officer in fiscal 1996.

 (6) Options granted in fiscal 1996 for fiscal 1995 performance.

 (7) Mr. Aldrich joined the Company on February 27, 1995.

 (8) Includes 10,000 options granted in fiscal 1996 as an adjustment to his initial grant in connection with the commencement of his employment.

 (9) Mr. Goldwasser also received certain additional amounts in disability insurance benefits.

(10) Mr. Alberici became an executive officer of the Company on April 28, 1994.

(11) Mr. Alberici's $27,000 incentive compensation for fiscal 1994 was paid in fiscal 1995.

(12) Mr. Leonard became an executive officer of the Company on July 14, 1994.

     The following table sets forth certain information with respect to option grants to the Named Executive Officers during the fiscal year ended April 2, 1995.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                           INDIVIDUAL GRANTS                  POTENTIAL REALIZABLE
                              --------------------------------------------      VALUE AT ASSUMED
                              NUMBER OF                                         ANNUAL RATES OF
                              SECURITIES  % OF TOTAL                              STOCK PRICE
                              UNDERLYING   OPTIONS    EXERCISE                  APPRECIATION FOR
                               OPTIONS    GRANTED TO   OR BASE                   OPTION TERM(2)
                               GRANTED   EMPLOYEES IN   PRICE   EXPIRATION    --------------------
             NAME               (#)(1)   FISCAL YEAR   ($/SH)      DATE        5%($)       10%($)
             ----             ---------- ------------ --------  ----------     -----       ------
  George S. Kariotis.........    --         --         $ --        --         $  --       $  --
    Chairman of the Board
    and Director

  Martin J. Reid (3).........    --         --         $ --        --         $  --       $  --
    President, Chief
    Executive Officer and
    Director

  David J. Aldrich (3).......   20,000      35.7%      $9.25      02/27/05    $116,400    $294,800
    Vice President, Chief
    Financial Officer
    and Treasurer

  Robert E. Goldwasser.......    --         --         $ --        --         $  --       $  --
    Senior Vice President

  P. Daniel Gallagher........    --         --         $ --        --         $  --       $  --
    Vice President

  Joseph J. Alberici.........    --         --         $ --        --         $  --       $  --
    Vice President and
    President of
    Trans-Tech, Inc.

  Thomas C. Leonard..........    --         --         $ --        --         $  --       $  --
    Vice President

- ---------------
(1) The options were granted under the 1986 Plan, and are subject to a vesting schedule pursuant to which, in general, the options become exercisable at a rate of 20% per year commencing one year after the date of grant provided the holder of the option remains employed by the Company. Options may not be exercised beyond 90 days after the holder ceases to be employed by the Company, except in the event of termination by reason of death, retirement or permanent disability, in which event the option may be exercised for up to one year following termination.

(2) The assumed rates are compounded annually for the full term of the options.

(3) Subsequent to the fiscal year end, the Company granted options to Mr. Reid and Mr. Aldrich to purchase 20,000 and 10,000 shares of Common Stock, respectively, at an exercise price of $12.25 per share.

     The following table sets forth certain information with respect to the exercise of options and the aggregated number and value of options exercisable and unexercisable by the Named Executive Officers as of April 2, 1995.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                      AND
                         FISCAL YEAR END OPTION VALUES

                                                                   NUMBER OF
                                                                  SECURITIES         VALUE OF
                                                                  UNDERLYING        UNEXERCISED
                                                                  UNEXERCISED      IN-THE-MONEY
                                                                    OPTIONS         OPTIONS AT
                                         SHARES                    AT 4/2/95          4/2/95
                                        ACQUIRED      VALUE      EXERCISABLE/      EXERCISABLE/
                                      ON EXERCISE    REALIZED    UNEXERCISABLE     UNEXERCISABLE
                NAME                      (#)          ($)          (#)(1)            ($)(1)
                ----                  -----------    --------    -------------     -------------
George S. Kariotis..................      --         $ --           --              $  --
  Chairman of the                                                   --                 --
  Board and Director

Martin J. Reid......................      --         $ --          164,000          $1,430,000
  President, Chief Executive                                        66,000             570,000
  Officer and Director

David J. Aldrich....................      --         $ --           --              $  --
  Vice President,                                                   20,000              40,000
  Chief Financial
  Officer and Treasurer

Robert E. Goldwasser................    25,000       $90,938        14,600          $  127,750
  Senior Vice President                                             12,400             107,750

P. Daniel Gallagher.................      --         $ --           70,400          $  612,000
  Vice President                                                    38,000             326,500

Joseph J. Alberici..................      --         $ --           36,600          $  317,875
  Vice President and                                                32,400             279,000
  President of
  Trans-Tech, Inc.

Thomas C. Leonard...................      --         $ --           38,000          $  332,000
  Vice President                                                    37,000             320,500

- ---------------
(1) The options were granted under the 1986 Plan. See Note 1 to the previous table.


LONG-TERM COMPENSATION PLAN

     The Company's Long-Term Compensation Plan (the "Long-Term Compensation
Plan") is a non-qualified deferred compensation plan for senior executives designated by the Compensation Committee. The following table illustrates the approximate level of benefits payable to a participant under the Long-Term
Compensation Plan who retires at age 65 and receives his or her benefit in the form of a single life annuity. The amounts shown do not reflect any reduction for Offset Amounts, as defined below.

                               PENSION PLAN TABLE

                    HIGHEST 12 MONTHS                               YEARS OF SERVICE
                     BASE PAY DURING                     ---------------------------------------
                     FINAL 36 MONTHS                       1         5        10      15 OR MORE
                    -----------------                    ------   -------   -------   ----------
  $100,000.............................................  $3,333   $16,667   $33,333    $ 50,000
  $150,000.............................................  $5,000   $25,000   $50,000    $ 75,000
  $200,000.............................................  $6,667   $33,333   $66,667    $100,000
  $250,000.............................................  $8,333   $41,667   $83,333    $125,000

     The benefit payable under the Long-Term Compensation Plan is based upon a straight life annuity beginning at age 65 equal to 50% of a participant's regular base pay during the highest 12 consecutive months within the 36 month period immediately preceding the participant's retirement. The benefit is ratably reduced if the participant retires with less than 15 Years of Service as a full time employee following October 1, 1990 or retires prior to age 65. The cash benefit payable to a participant is offset by the sum of (i) certain benefits received under the 401(k)/ESOP plan (see "Compensation Committee Report on Executive Compensation", below) and (ii) 50% of the value of an annuity which could be purchased using the gain from exercised stock options or, in certain cases, stock options which are then exercisable, which have been designated by the Compensation Committee as options to be offset (the "Offset Amounts"). The cash benefit is not subject to offset for social security benefits.

     If a participant elects to retire before age 65 and to begin receiving benefits immediately, or if a participant elects a joint and survivor benefit, the amount of the benefit is actuarially adjusted. Alternatively, the participant may elect to take a lump sum distribution of an actuarially equivalent amount. If a participant dies prior to retirement, his or her beneficiary is entitled to a ten year annuity at a rate equal to 25% of the participant's base pay, less the value of the Offset Amounts.

     During the fiscal year ended April 2, 1995, five individuals participated in the Long-Term Compensation Plan: Mr. Reid, Mr. Goldwasser, Mr. Gallagher, Mr. Alberici and Mr. Leonard. The compensation amounts that would have been included in base compensation for Messrs. Reid, Goldwasser, Gallagher, Alberici and Leonard for purposes of calculating the benefit under the Long-Term Compensation Plan were: Mr. Reid - $212,938; Mr. Goldwasser - $131,625; Mr. Gallagher - $162,672; Mr. Alberici - $147,308; and Mr. Leonard - $146,577. At year end, Mr. Reid, Mr. Goldwasser and Mr. Gallagher each had four Years of Service under the Long-Term Compensation Plan, and Mr. Alberici and Mr. Leonard had less than one year.

     In adopting the Long-Term Compensation Plan, the Board of Directors established a goal (but not an obligation of the Company or a right of the participant) of granting options to participants which, after ten years, would have an economic value equal to 60% of base compensation, thereby reducing the amount of the Company's funding obligation. The Board of Directors also required each participant in the Long-Term Compensation Plan, as a condition to commence participation, to enter into an employment agreement with the Company. See "Employment Agreements," below. Under these agreements, the Company may not terminate, amend or otherwise reduce a participant's benefits under the Long-Term Compensation Plan unless it substitutes substantially equivalent benefits.

EXECUTIVE COMPENSATION PLAN

     The Company's Executive Compensation Plan (the "Executive Compensation Plan") is an unfunded, non-qualified deferred compensation plan for the purpose of providing deferred compensation for selected management employees. Participants may elect to defer a portion of their compensation, and the Company, in its sole discretion, may make additional contributions to the account of a participant on such terms as the Company specifies. All deferred amounts are held in a trust. Participants defer recognizing taxable income on the amount held for their benefit until the amounts are paid.

     A participant elects the date at which the deferrals and vested Company contributions will be paid to the participant. Special rules are provided for distributions in the case of a participant's death or disability, a change in control of the Company, early retirement, or in the event of unforeseen emergencies, all as defined in the Executive Compensation Plan. During the fiscal year ended April 2, 1995, Mr. Reid and Mr. Alberici participated in the Executive Compensation Plan. The Company did not make any discretionary contributions to their accounts for fiscal 1995.

EMPLOYMENT AGREEMENTS

     The Company has employment agreements with each of Messrs. Kariotis, Reid and Gallagher which have been extended until September 30, 1996. The employment agreements for both Mr. Kariotis and Mr. Reid provide for an annual salary of $200,000, subject to increase at the discretion of the Board of Directors. However, Mr. Kariotis voluntarily accepted a lower salary of $100,000 from October 1, 1990 to March 31, 1994 and a salary of $50,000 commencing April 1, 1994.

     On April 28, 1994, the Company entered into an employment agreement with Mr. Alberici which provides for an annual salary of $136,000, subject to increase by the Company, which agreement has been extended through September 30, 1996. In addition, on August 3, 1994, the Company entered into an employment agreement with Mr. Leonard which provides for an annual salary of $140,400, subject to increase by the Company, through September 30, 1996.

     At the end of fiscal year 1995, the base salaries of the Named Executive Officers were as follows: Mr. Kariotis - $50,000; Mr. Reid - $220,000; Mr. Aldrich - $130,000; Mr. Goldwasser - $140,400; Mr. Gallagher - $165,490; Mr.
Alberici - $157,000; and Mr. Leonard - $155,000. The following salary increases will become effective September 1, 1995: Mr. Reid - $290,000; Mr. Aldrich - $140,000; Mr. Goldwasser - $145,000; Mr. Gallagher - $172,200; Mr. Alberici - $165,000; and Mr. Leonard - $165,000.

     The Company provides for salary continuation for the Named Executive Officers generally for a period of two years following termination of employment for any reason other than termination for cause, subject to adjustment in the event the executive officer secures other employment. The employment agreements provide that any options then held by such terminated executive officers, whether or not by their terms then exercisable, shall become immediately exercisable for a period of 90 days following the termination date. The employment agreements also provide that if the executive officer is terminated for any reason within 24 months of a change in control of the Company, the executive officer shall be entitled to receive a severance payment generally equal to twice the executive officer's annual compensation for the 12 month period prior to the change in control, subject to certain adjustments. Furthermore, options granted to executive officers generally provide for immediate vesting upon a change in control of the Company.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company are paid a quarterly retainer of $2,125 plus an additional $1,000 for each full-day meeting (including committee meetings) attended. Directors who are committee chairmen receive an additional quarterly retainer of $250.

     Following the Annual Meeting of Stockholders held on September 12, 1994, each director was granted a stock option to acquire 5,000 shares of the Company's Common Stock pursuant to the 1994 Non-Qualified Stock Option Plan for Non-Employee Directors adopted by the stockholders at that Annual Meeting. In addition, each new non-employee director shall receive an option to acquire 5,000 shares of Common Stock immediately following the Company's Annual Meeting of Stockholders at which said director is first elected by the stockholders.

     In August 1992, the Company entered into a consulting arrangement with Mr. Topol pursuant to which Mr. Topol will provide consulting services to the Company in return for a fee of $7,000 per quarter.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors consists of Mr. Pappas and Mr. Topol. No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. See "Compensation Committee Report on Executive Compensation."

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is composed of two non-employee directors. The Compensation Committee is responsible for developing and making recommendations to the Company with respect to executive officer compensation policies addressing such matters as salaries, incentive compensation and other incentive plans and benefits. The Compensation Committee determines the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

     The objectives of the Compensation Committee in determining the type and amount of Chief Executive Officer and executive officer compensation are to provide a level of compensation which allows the Company to attract and retain superior talent to achieve its business objectives and to align the financial interests of the executive officers with the stockholders of the Company.

     The compensation of an executive officer of the Company includes cash compensation, consisting of a base salary and incentive compensation under the Alpha Incentive Compensation Program; long-term incentive compensation in the form of stock options under the 1986 Long-Term Incentive Plan (the "1986 Plan"); participation in the 401(k)/ESOP and an employee stock purchase plan (the "Stock Purchase Plan"); and participation in various benefit plans generally available to employees of the Company. In addition, executive officers designated by the Compensation Committee participate in the Long-Term Compensation Plan and the Executive Compensation Plan which are discussed under "Long-Term Compensation Plan" and "Executive Compensation Plan" above.

     In determining compensation, the Compensation Committee strives to maintain compensation for the Company's Chief Executive Officer and other executive officers at levels which the Compensation Committee believes are competitive with the compensation of comparable officers in similar companies. The Compensation Committee initially establishes a competitive range for salaries by reviewing a study completed by the Wyatt Company on executive compensation and the salaries of companies which have a similar line of business. The Compensation Committee places particular emphasis on reviewing salaries for companies located on the eastern coast of the United States and the greater Boston, Massachusetts area. The Compensation Committee sets the salaries of the Chief Executive Officer and each of the executive officers at a base rate that corresponds to comparable salaries and determines expected incentive compensation. The combination of base salary and expected incentive compensation results in a salary that corresponds to the median range of comparable salaries. In establishing individual salaries, the Compensation Committee also considers the individual experience and performance of the Chief Executive Officer and each executive officer, as well as the performance of the Company. The Compensation Committee also relies on the recommendations of the Chief Executive Officer for determining the salaries for the other executive officers.

     The Company provides financial incentives to its executive officers through incentive compensation under the Alpha Incentive Compensation Program. Under the Program, officers, division managers and other key employees may be awarded incentive compensation based in part upon the Company's net operating income for the year, each participant's salary and performance and the profitability of the participant's division. Incentive compensation related to fiscal 1995 but which will be paid in fiscal 1996 was awarded to the following executive officers: Mr. Reid - $50,000; Mr. Gallagher - $15,000; and Mr. Leonard - $15,000. Mr. Alberici received a $27,000 incentive compensation award related to fiscal 1994 that was paid in fiscal 1995. Other than the above-mentioned incentive compensation awards, no other incentive compensation has been paid to any other executive officers for the last three fiscal years. See "Summary Compensation Table", above.

     Under the 1986 Plan, stock options (with or without Stock Appreciation Rights), Book Value Awards and Restricted Share Awards may be granted to participants. A Stock Appreciation Right entitles the holder to surrender to the Company all or a portion of an exercisable, related stock option, and to receive in lieu thereof, cash or shares of Common Stock of a value equal to the amount by which the fair market value of each such share of Common Stock on the date of exercise exceeds the option price of the related stock option. Stock Appreciation Rights are exercisable at the same times and with regard to the same number of shares as the related stock option, except that no Stock Appreciation Right may be exercisable prior to six months and one day from the date of its grant. Book Value Awards are grants of Book Value Shares or options to purchase Book Value Shares, with the option price per share equal to the Book Value of Common Stock. Book Value is defined as the common stockholders' equity per share as reported in the Company's financial statements contained in either the immediately preceding annual or quarterly report to stockholders, as the Compensation Committee may determine. Book Value Shares which have not been acquired by the Company in accordance with such terms as the Company imposes upon such Book Value Shares at the time of award, will be repurchased by the Company at either (i) the time of the recipient's death, retirement or permanent disability at the then Book Value of said shares, or (ii) at the time of the recipient's termination of employment for any other reason at the recipient's original acquisition price. Restricted Share Awards are grants of Restricted Shares or options to purchase Restricted Shares. Restricted Shares are shares of Common Stock which may not be transferred or otherwise encumbered, subject to certain exceptions. During the fiscal year ended April 2, 1995, the Company did not grant any options, Stock Appreciation Rights, Book Value Awards or Restricted

Share Awards to any of the Named Executive Officers, with the exception of options to purchase 20,000 shares granted to Mr. Aldrich in connection with the commencement of his employment. Subsequent to the fiscal year end, the Company granted options to purchase 20,000 and 10,000 shares to Mr. Reid and Mr. Aldrich, respectively.

     On March 31, 1995, the Company's employee stock ownership plan was merged into its 401(k) plan (the "401(k)/ESOP"). The 401(k)/ESOP retains features of the merged employee stock ownership plan, including employer discretionary contributions in the Company's Common Stock. The employee stock ownership plan component (the "ESOP") of the 401(k)/ESOP is intended to provide certain retirement benefits to employees. Under the ESOP, Company contributions are allocated among those participants using a formula based upon compensation. The amounts allocated to each participant's account are fully vested immediately and are nonforfeitable. Participants are entitled to direct voting of shares of the Company's Common Stock allocated to their accounts. The Company accrued $226,000 for contribution to the ESOP for the fiscal year ended April 2, 1995, which amount will be paid to the ESOP and allocated to participants' accounts during fiscal 1996.

     Under the Stock Purchase Plan, employees may purchase shares of the Company's Common Stock through payroll deductions. The Stock Purchase Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code. The Stock Purchase Plan allows each participant to purchase at a discount that number of shares of Common Stock as his or her accumulated payroll deductions on the last day of each offering period will pay for at the discounted price.

     The stock ownership afforded under the 1986 Plan, the 401(k)/ESOP and the Stock Purchase Plan allows executive officers to acquire a significant, long-term stock ownership position in the Company which serves to align the executives' interests with stockholders' interests.

                             Compensation Committee

                                 Arthur Pappas
                                  Sidney Topol

PERFORMANCE GRAPH

     The following graph compares the yearly change in the Company's cumulative total stockholder return for fiscal years ended March 31, 1991, March 29, 1992, March 28, 1993, April 3, 1994 and April 2, 1995, based upon the market price of the Company's Common Stock, with the cumulative total return on the Standard &
Poor's 500 Stock Index and an industry peer index consisting of the following companies: Anaren Microwave, Inc., Electromagnetic Sciences, Inc., Frequency
Electronics, Inc., General Microwave Corporation, M/A-COM, Inc., Watkins-Johnson
Company and Western Microwave, Inc.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*

   Measurement Period
  (Fiscal Year Covered)    ALPHA INDS    S & P 500   PEER GROUP
  ---------------------    ----------    ---------   ----------
        1990                100.00        100.00      100.00
        1991                134.78        114.41      125.23
        1992                 82.61        127.05      109.32
        1993                100.00        146.39      104.77
        1994                108.70        148.55      136.86
        1995                391.30        171.68      204.54

                      ASSUMES INITIAL INVESTMENT OF $100

               *TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS

      NOTE:TOTAL RETURNS BASED ON MARKET CAPITALIZATION AT THE BEGINNING
                                OF EACH PERIOD

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Scientific Components Corporation, currently the record holder of 19.8% of the Company's Common Stock, is a customer of the Company. During the fiscal year ended April 2, 1995, Scientific Components Corporation purchased approximately $1,877,000 of the Company's products in the ordinary course of business. See "PROPOSAL 1 -- ELECTION OF DIRECTORS -- Securities Beneficially Owned by Certain Persons".

                                 OTHER MATTERS

VOTING PROCEDURES

     The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by the Company. The nominee for director of the Company who receives the greatest number of votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon will be elected a director of the Company.

     Abstentions will have no effect on the outcome of the vote for the election of a director. Shares of Common Stock held of record by brokers who do not return a signed and dated proxy will not be considered present at the Meeting, will not be counted towards a quorum and will not be voted in the election of directors.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed KPMG Peat Marwick LLP as the independent certified public accountants to audit the consolidated financial statements of the Company for the fiscal year ending March 31, 1996. Such firm and its predecessors have served continuously in that capacity since 1974.

     A representative of KPMG Peat Marwick LLP will be present at the Meeting and will be afforded the opportunity to make a statement if he or she desires to do so. Such representative is expected to be available to respond to appropriate questions.

INCORPORATION BY REFERENCE

     To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Compensation Committee Report on Executive Compensation" and "Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

OTHER PROPOSED ACTION

     As of the date hereof, the management of the Company knows of no business to come before the Meeting other than the election of a director. However, if any other business should properly be presented to the Meeting, the proxies will be voted in respect thereof in accordance with the judgment of the person or persons holding the proxies.

ANNUAL REPORT ON FORM 10-K

     COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED APRIL 2, 1995 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO INVESTOR RELATIONS, ALPHA INDUSTRIES, INC. AT 20 SYLVAN ROAD, WOBURN, MASSACHUSETTS 01801.

STOCKHOLDER PROPOSALS

     Proposals which stockholders wish to include in the Company's proxy materials relating to its 1996 Annual Meeting of Stockholders must be received by the Company no later than April 3, 1996.

                             ALPHA INDUSTRIES, INC.

P        The undersigned hereby appoints Martin J. Reid and Donald E. Paulson, and each of them, acting singly, with full power of substitution,
R attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of Alpha Industries, Inc. to be held on September 11, 1995,
O and at any adjournment or adjournments thereof, with all power which the undersigned would possess if personally present, and to vote all shares of
X stock which the undersigned may be entitled to vote at said meeting upon the election of directors, as more fully described in the notice of and
Y proxy statement for the meeting, in accordance with the instructions on the reverse side and with discretionary authority upon such other matters as may come before the meeting. All previous proxies are hereby revoked.

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE
VOTED AS DIRECTED BY THE UNDERSIGNED AND IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF THE NOMINEE AS A DIRECTOR.
                                                                     -----------
        Continued, and to be signed, on reverse side                 SEE REVERSE
                                                                       SIDE
(Please fill in the reverse side and mail in enclosed envelope)      -----------







/X/ Please mark votes as in this example.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEE AS A DIRECTOR.

1.  Election of Directors

Nominee: George S. Kariotis

/ / FOR NOMINEE            / / WITHHOLD AUTHORITY FROM NOMINEE

                                                                           MARK         / /          MARK         / /
                                                                           HERE FOR                  HERE IF
                                                                           ADDRESS                   YOU
                                                                           CHANGE                    PLAN TO
                                                                           AND NOTE                  ATTEND
                                                                           AT LEFT                   THE
                                                                                                     MEETING

(Signatures should be the same as the
name printed hereon. Executors,            Signature:                                                    Date
administrators, trustees, guardians,                  -------------------------------------------------       ----------
attorneys, and officers of
corporations should add their titles       Signature:                                                    Date
when signing.)                                        -------------------------------------------------       -----------
